Consent of Independent Registered Public Accounting Firm

To the Board of Directors

We hereby consent to the inclusion in the foregoing Registration Statement on Form S-1 (Registration No. 333-____) of our report dated May 9, 2011, relating to our audits of the financial statements of Sugarmade, Inc. as of December 31, 2010 and 2009 and for the year ended December 31, 2010 and the period from March 2, 2009 (Inception) through December 31, 2009.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

Anton & Chia, LLP

Newport Beach, California

August 4, 2011